Exhibit 99.1

ARMOUR Residential REIT, Inc. Reports 18.0%

Annualized ROE from Taxable REIT Income for Q2 2012

VERO BEACH, FL -- November 1, 2012 -- ARMOUR Residential REIT, Inc. (NYSE:ARR and ARR PrA) (NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended September 30, 2012.

Third Quarter 2012 Highlights and Current Financial Information

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Q3 2012 estimated taxable REIT income of approximately $86.4 million

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Q3 2012 preferred dividends paid were $0.8 million

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Q3 2012 common dividends paid were $84.5 million

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Q3 2012 estimated Core Income of approximately $71.4 million

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Q3 2012 GAAP income of approximately $54.9 million

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Q3 2012 estimated taxable REIT income results equal annualized yield on Q3 2012 weighted average additional paid-in capital of 17.9%

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Q3 2012 estimated Core Income results equal annualized yield on Q3 2012 weighted average additional paid-in capital of 14.8%

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Q3 2012 average yield on assets of 2.70% and average net interest margin of 1.82%

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Q3 2012 annualized average principal repayment rate (CPR) of 13.0%

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As of September 30, 2012, there were 1,785,000 shares of Series A Preferred Stock outstanding

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As of September 30, 2012, there were 308,972,403 shares of common stock outstanding

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Book Value (shareholders’ equity) as of September 30, 2012 was $2.4 billion or $7.77 per common share outstanding

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Additional paid-in capital as of September 30, 2012 was $2.2 billion or $7.05 per common share outstanding

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The ARMOUR Residential REIT, Inc. monthly “Company Update” can be found at www.armourreit.com.

The Company issued 120,755,262 shares of common stock and 385,000 shares of preferred stock during Q3 2012, which increased the number of common stock outstanding from the end of Q2 2012 by 64.2% and the number of preferred stock outstanding from the end of Q2 by 27.5%. These changes were material to the Company and significantly affected reported results on a comparable quarter-over-quarter basis. Therefore, some quarterly comparisons will not be meaningful. The effective management fee rate declines and economies of scale are achieved as the Company’s equity increases.

Q3 2012 Results

Taxable REIT Income and Core Income

Estimated taxable REIT income for the quarter ended September 30, 2012, was approximately $86.4 million. The weighted average additional paid-in capital for the quarter ended September 30, 2012, was $1.93 billion. The estimated taxable REIT income represents an annualized return on weighted average additional paid-in capital for the quarter of 17.9%. The Company distributes dividends based on its estimate of taxable earnings per common share, not based on earnings calculated in accordance with Generally Accepted Accounting Principles (GAAP).  Taxable REIT income and GAAP earnings will differ primarily because of the non-taxable unrealized changes in the value of the Company's derivatives, which the company uses as hedges. These unrealized gains/losses are included in GAAP earnings, whereas unrealized valuation changes are not included in taxable income.

Estimated Core Income for the quarter ended September 30, 2012, was approximately $71.4 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and certain non-recurring expenses.  Core Income may differ from GAAP earnings as GAAP earnings include the unrealized change in the value of the Company’s derivative instruments.

GAAP Earnings

For the purposes of computing GAAP net income, the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its condensed consolidated statement of comprehensive income. Due to the decline in interest rates during the quarter, the corresponding unrealized loss on derivatives was $31.5 million. GAAP net income for the third quarter of 2012 was $54.9 million.

ARMOUR Residential REIT, Inc. Reports 17.9% Annualized ROE from Taxable REIT

Income for Q3 2012

November 1, 2012

Dividends

For the quarter ended September 30, 2012, the Company declared dividends of $0.10 per outstanding share of common stock for each month of the quarter resulting in payments to common stockholders of $84.5 million. For the quarter ended September 30, 2012, the Company declared dividends of $0.171875 per outstanding share of Series A Preferred Stock for each month of the quarter resulting in payments to preferred stockholders of $0.8 million. The Company had estimated taxable REIT income available to pay dividends of $86.4 million in Q3 2012.

Share Count and Equity Capital Raises in Q3 2012

The Company issued 4,250,000 shares of common stock in at-the-market offerings at a weighted average price of $7.58 per share and 109,250,000 shares of common stock in follow-on public offerings at a weighted average price of $7.20 per share during the third quarter of 2012.  The Company also issued 7,255,262 shares of common stock during the third quarter of 2012 under its dividend reinvestment plan at a weighted average price of $7.27 per share. The Company issued 385,000 of Series A Preferred Stock in at-the-market offerings at a weighted average price of $25.56 per share during the third quarter of 2012. As of September 30, 2012, there were 308,972,403 common shares outstanding and 1,785,000 preferred shares outstanding.

Portfolio

The Company’s portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities and was valued at $22.1 billion as of September 30, 2012.  During the third quarter of 2012, the annualized yield on average assets was 2.70%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 0.89% resulting in a net interest spread of 1.82% for the quarter.

The $22.1 billion portfolio of Agency Securities at September 30, 2012 consisted of 89.2% fixed rate Agency Securities and 10.8% ARMs and Hybrid ARMs.  The Company defines “Hybrid ARMs” as adjustable rate Agency Securities with longer than 18 months to rate reset and “ARMs” as adjustable Agency Securities with rate resets shorter than 19 months.

Portfolio Financing, Leverage and Interest Rate Hedges

As of September 30, 2012, the Company financed its portfolio with approximately $19.8 billion of borrowings under repurchase agreements.  The Company’s debt to equity ratio, as measured to additional paid-in-capital, as of September 30, 2012, was 8.93 to 1. The Company’s debt-to-total shareholder equity ratio as of September 30, 2012, was 8.12 to 1.

As of September 30, 2012, the following information was available related to the Company’s interest rate hedging activities: the Company’s repurchase agreements had a weighted-average maturity of approximately 39 days. The Company had a notional amount of $8.7 billion of various maturities of interest rate swap contracts with a weighted average swap rate of 1.2%.  The Company had a notional amount of $1.1 billion of various maturities of swaptions with a weighted average swap rate of 2.1%. The Company had a notional amount of $0.1 billion of various maturities of Eurodollar futures contracts sold at a weighted average swap equivalent rate of 1.8%.

Management Fee

ARMOUR’s management fee is 1.5% (per annum) of gross equity raised up to $1 billion and 0.75% (per annum) of gross equity raised above $1 billion.  As of September 30, 2012, ARMOUR’s effective management fee was 1.08% based on gross equity raised.

Regulation G Reconciliation

Taxable REIT income is calculated according to the requirements of the Internal Revenue Code rather than GAAP. ARMOUR plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT. The following table reconciles ARMOUR’s consolidated results from operations to taxable REIT income for the quarter ended September 30, 2012:

Quarter Ended September 30, 2012 (in millions)

GAAP net income	$54.9

Add: Unrealized loss on derivatives	31.5
Estimated taxable REIT income	$86.4

ARMOUR Residential REIT, Inc. Reports 17.9% Annualized ROE from Taxable REIT

Income for Q3 2012

November 1, 2012

ARMOUR believes that the foregoing reconciliation of taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status.  However, because taxable REIT income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, taxable REIT income should be considered as supplementary to, and not as a substitute for, ARMOUR’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage backed securities. These securities are issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC. ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Internal Revenue Code for U.S. federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission (“SEC”).  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT: Investor Contact: investors@armourreit.com

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340

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